EXHIBIT 10.3

EXECUTION COPY

INVESTOR RIGHTS AGREEMENT

This INVESTOR RIGHTS AGREEMENT (this “Agreement”), dated as of August 26, 2011, is made by and among pacific mercantile bancorp, a California corporation (the “Company”), and Carpenter Community Bancfund, L.P. and Carpenter Community Bancfund-A, L.P. (collectively, the “Investor”). The Company and the Investor shall sometimes be referred to herein, collectively, as the “Parties” and individually as a “Party”.

RECITALS

A. The Company is a bank holding company, registered as such under the BHCA and is the record and beneficial owner of 100 percent of the issued and outstanding capital stock of Pacific Mercantile Bank, a California banking corporation (the “Bank”).

B. Concurrently herewith the Company and the Investor are entering into a Series B Stock Purchase Agreement (the “Series B Purchase Agreement”), pursuant to which the Company will be selling and issuing to the Investor and the Investor will be purchasing from the Company 37,000 shares of the Company’s Series B Convertible 8.4% Noncumulative Preferred Stock” (the “Initial Series B Shares”).

C. Concurrently herewith the Company and the Investor are entering into an Additional Series B Stock Purchase Agreement (the “Additional Series B SPA”), pursuant to which the Company will be selling and issuing to the Investor and the Investor will be purchasing from the Company 108,000 Additional Series B Shares (as defined below) in the Secondary Financing (as defined below).

D. Concurrently herewith the Company and the Investor are entering into a Common Stock Purchase Agreement (the “Common Stock Purchase Agreement”), pursuant to which the Company will be selling and issuing to the Investor and the Investor will be purchasing from the Company a number of shares of Common Stock in the Secondary Financing having an aggregate purchase price equal to $15.5 million.

E. It is a condition precedent to the consummation of the transactions contemplated by the Series B Purchase Agreement that the Parties enter into this Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereto hereby agree as follows:

Section 1. Definitions. Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Series B Purchase Agreement. The following terms used herein will have the meanings set forth below or in the section hereof cross-referenced below, as applicable:

“Acceptance Notice” has the meaning set forth in Section 3(b) hereof.

“Acceptance Period” has the meaning set forth in Section 3(b) hereof.

“Additional Bank Entity First Offer Shares” has the meaning set forth in Section 4(c) hereof.

“Additional Bank Entity First Offer Share Notice” has the meaning set forth in Section 4(c) hereof.

“Additional First Offer Shares” has the meaning set forth in Section 3(c) hereof.

“Additional First Offer Share Notice” has the meaning set forth in Section 3(c) hereof.

“Additional Series B Shares” means the 118,000 Series B Shares that are contemplated to be sold and issued pursuant to the Additional Series B SPA, of which 108,000 Series B Shares will be sold to the Carpenter Funds and 10,000 Series B Shares will be sold to SBAV.

“Additional Series B SPA” has the meaning set forth in Recital C to this Agreement.

“Affiliate” has the meaning set forth in Rule 12b-2 under the Exchange Act.

“Agreement” means this Agreement, as the same may be amended, modified or supplemented hereafter.

“Bank” has the meaning set forth in the Recitals to this Agreement.

“Bank Entity” means the Bank and any direct or indirect significant subsidiary (as such term is defined in Regulation S-X promulgated under the Securities Act) of the Bank and any of their respective successors and assignees.

“Bank Entity Acceptance Notice” has the meaning set forth in Section 4(b) hereof.

“Bank Entity Acceptance Period” has the meaning set forth in Section 4(b) hereof.

“Bank Entity Common Stock Equivalents” means options, warrants, or other rights or securities which, in accordance with their terms, are exercisable or convertible into or exchangeable for shares of Bank Entity common stock, provided that, if any of the foregoing options, warrants or other rights to purchase or subscribe for such Bank Entity common stock are subject to vesting, such options, warrants or other rights subject to vesting shall be included in the definition of “Bank Entity Common Stock Equivalents” only upon and to the extent that such options, warrants or other rights have vested and are not subject to forfeiture under any other agreement with such Bank Entity.

“Bank Entity Equity Security” means the common stock of any Bank Entity and any equity security of any Bank Entity that is convertible into or exchangeable for common stock of that Bank Entity, including any securities or Bank Entity Common Stock Equivalents which, in accordance with their terms, are exercisable or convertible into or exchangeable for shares of common stock of that Bank Entity.

“Bank Entity Equity Security Transaction” “means a sale by the Company of a Bank Entity Equity Security or a sale or issuance by a Bank Entity of a Bank Entity Equity Security which (i) is consummated prior to the Rights Termination Date and (ii) is not a Bank Entity Exempt Share Transaction.

“Bank Entity Exempt Share Transaction” has the meaning set forth in Section 4(e) hereof.

“Bank Entity First Offer Shares” has the meaning set forth in Section 4(a) hereof.

“Bank Entity Issuance Notice” has the meaning set forth in Section 4(b) hereof.

“Bank Entity Issuance Notice Date” has the meaning set forth in Section 4(b) hereof.

“Beneficial Ownership” and “Beneficially Owned” (when used with reference to shares of Company Equity Security) shall be determined in accordance with Rule 13d-3 under the Exchange Act, provided that an Investor that Beneficially Owns any Common Stock Equivalents shall be deemed, for purposes of this Agreement, to Beneficially Own the underlying shares of Common Stock for which any such Common Stock Equivalents are exercisable or exchangeable. Notwithstanding anything to the contrary that may be contained herein or in Rule 13d-3 under the Exchange Act, however, if two or more persons would be deemed, under Rule 13d-3, to share Beneficial Ownership of any shares of Company Equity Security, the number of such Company Equity Securities shall be computed without duplication.

“BHCA” means the Bank Holding Company Act of 1956, as amended.

“Board of Directors” means the Board of Directors of the Company or any Bank Entity, as applicable.

“Carpenter Funds” Carpenter Community Bancfund, L.P. and Carpenter Community Bancfund-A, L.P.; of which the general partner is Carpenter Fund Manager GP, LLC.

“Carpenter Nominee” means an individual designated in writing by Carpenter Funds to serve as a director of the Company and Bank who satisfies the following qualifications: (i) is reasonably acceptable to the Company, and (ii) satisfies all regulatory requirements to serve as a director of the Company or Bank.

“Carpenter Independent Director Nominee” means an individual designated in writing by Carpenter Funds to serve as a director of the Company and Bank who satisfies the qualifications of a Carpenter Nominee and meets the then applicable definition of “independent director” (as defined in NASDAQ Marketplace Rule 5605(a)(2) (or any similar requirements that may become applicable hereafter to the Company), to the extent necessary to enable the Company or the Bank to meet applicable NASDAQ rules, or any other applicable stock exchange or SEC rules, requiring Boards of Directors to be comprised of a majority of independent directors.

“Common Stock” and “Common Shares” each means the common stock, no par value, of the Company.

“Common Stock Equivalents” means options, warrants, or other rights or securities which, in accordance with their terms, are exercisable or convertible into or exchangeable for shares of Common Stock, provided that, if any of the foregoing options, warrants or other rights to purchase or subscribe for such Common Stock are subject to vesting, such options, warrants or other rights subject to vesting shall be included in the definition of “Common Stock Equivalents” only upon and to the extent that such options, warrants or other rights have vested and are not subject to forfeiture under any other agreement with the Company.

“Common Stock Purchase Agreement” has the meaning set forth in Recital D to this Agreement.

“Company” means Pacific Mercantile Bancorp, a California corporation, and any successor thereto by merger or operation of law.

“Company Equity Security” means Common Stock and any equity security of the Company that is convertible into or exchangeable for Common Stock, including any securities or Common Stock Equivalents which, in accordance with their terms, are exercisable or convertible into or exchangeable for shares of Common Stock.

“Company Equity Security Transaction” “means a sale or issuance by the Company of a Company Equity Security which (i) is consummated prior to the Rights Termination Date and (ii) is not an Exempt Share Transaction.

“Company Independent Director Nominee” means an individual designated in writing by the Company to serve as a director of the Company and Bank who satisfies the qualifications of a Company Nominee and meets the then applicable definition of “independent director” (as defined in NASDAQ Marketplace Rule 5605(a)(2) (or any similar requirements that may become applicable hereafter to the Company), to the extent necessary to enable the Company or the Bank to meet applicable NASDAQ rules, or any other applicable stock exchange or SEC rules, requiring Boards of Directors to be comprised of a majority of independent directors.

“Company Nominee” means an individual designated by the Company to serve as a director of the Company and Bank who satisfies the following qualifications: (i) is reasonably acceptable to the Investors, and (ii) satisfies all regulatory requirements to serve as a director of the Company or Bank.

“DFI” means the Commissioner of the Department of Financial Institutions of the State of California.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Exempt Share Transaction” has the meaning set forth in Section 3(e) hereof.

“Fairness Opinion” means a written opinion from a nationally-recognized investment bank reasonably acceptable to the Investor opining that the Related Party Transaction is fair from a financial point of view to the Company or the Bank Entity, as applicable.

“Federal Reserve Board” and “FRB” both mean the Board of Governors of the Federal Reserve System or the applicable Federal Reserve Bank acting under delegated authority.

“First Offer Shares” has the meaning set forth in Section 3(a) hereof.

“Governmental Entity” means any foreign, domestic, federal, territorial, state or local governmental authority, quasi governmental authority, court, government or self regulatory organization, government commission or tribunal, or any regulatory or administrative agency, or any political or other subdivision, department or branch of any of the foregoing.

“Initial Series B Shares” means the 112,000 Series B Shares that are contemplated to be sold and issued pursuant to the Series B Purchase Agreement, of which 37,000 Series B Shares will be sold to the Carpenter Funds and 75,000 Series B Shares will be sold to SBAV.

“Investor” has the meaning set forth in the Preamble to this Agreement.

“Issuance Notice” has the meaning set forth in Section 3(b) hereof.

“Ownership Percentage” means the percentage that results from dividing: (i) the number of shares of Common Stock held by the Carpenter Funds assuming that Series B Shares have been converted into shares of Common Stock by (ii) the sum of the total number of shares of Common Stock outstanding on the date of the determination of such percentage (assuming that Series B Shares have been converted into shares of Common Stock) and any shares of Common Stock issuable upon conversion of any similar securities that are currently convertible at the holder’s option. The Ownership Percentage will not give effect to any shares of Common Stock that are issuable upon the future exercise of options, warrants or other rights to purchase or subscribe for Common Stock.

“Person” or “person” means and includes any natural person, corporation, limited liability company, limited partnership, general partnership or joint venture, trust, estate or any unincorporated association.

“Purchased Shares” means Initial Series B Shares purchased pursuant to the Series B Purchase Agreement, Additional Series B Shares purchased pursuant to the Additional Series B SPA and Common Shares purchased pursuant to the Common Stock Purchase Agreement.

“Registration Rights Agreement” means that certain Registration Rights Agreement dated of even date herewith by and between the Company and the Investor.

“Rights Termination Date” for the Investor means the earliest to occur of the following: (i) a transfer by any holder of Series C Preferred Stock (a) pursuant to any public offering or public sale of securities of the Company (including, without limitation, a public offering registered under the Securities Act and a public sale pursuant to Rule 144 under the Securities Act or any similar rule then in force), or (b) pursuant to a merger, consolidation or similar transaction involving the Company if, after either such transaction specified in (a) or (b), a Person or group of Persons (within the meaning of the Exchange Act) (other than the Carpenter Funds and/or its Affiliates) in the aggregate would own beneficially or control more than 50% of the outstanding Voting Securities of the Company, the surviving corporation in such transaction or the parent thereof (provided that the transaction has been approved by the Company’s Board of Directors or a committee thereof), (ii) the fourth (4th) anniversary of the date of this Agreement, or (iii) (x) for Sections 2, 3,4 and 9 of this Agreement, the date on which the Investor no longer Beneficially Owns fifty percent (50%) of the Purchased Shares measured assuming that the Purchased Shares have been converted into shares of Company Common Stock, (y) for Section 5 of this Agreement, the earlier of the date on which the Secondary Financing is terminated prior to closing or the date on which the Investor no longer Beneficially Owns twenty-five percent (25%) of the Purchased Shares measured assuming that the Purchased Shares have been converted into shares of Company Common Stock, and (z) for Sections 6, 7, 8, 10, 11, 12, 13, 14, and 15 of this Agreement, the latter of (x) and (y) above.

“SBAV” means SBAV LP, a Delaware limited partnership, that is an affiliate of the SBAV Group, Inc., and Affiliates thereof.

“SBAV Investor Rights Agreement” has the meaning set forth in Section 14(a) hereof.

“Secondary Financing” means the private placement of the Additional Series B Shares contemplated by the Additional Series B SPA and of the Company Common Stock contemplated by the Common Stock Purchase Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Series A Preferred Stock” and “Series A Shares” mean the shares of the Company’s Series A Convertible 10% Cumulative Preferred Stock.

“Series B Certificate of Determination” means the Certificate of Determination of the Rights, Preferences, Privileges and Restrictions of the Series B Shares in the form such Certificate was filed with the California Secretary of State on August 16, 2011 and as the same may be amended hereafter.

“Series B Closing” means the closing of the sale of the Initial Series B Shares by the Company to the Investor pursuant to the Series B Purchase Agreement.

“Series B Preferred Stock” and “Series B Shares” means the Company’s Series B 8.4% Noncumulative Preferred Stock.

“Series B Purchase Agreement” has the meaning set forth in Recital B to this Agreement

“Series C Preferred Stock” and “Series C Shares” means the Company’s Series C 8.4% Noncumulative Preferred Stock.

“Voting Securities” means shares of any class or series of capital stock of the Company that are then entitled to be voted by the holders thereof (either as a separate class or series, or together with any other class or series of the Company’s capital stock) generally in the election of directors of the Company.

Section 2. Reservation for Issuance. The Company (i) will at all times reserve and keep available, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock for the full conversion of the Initial Series B Shares that are being or will be issued to the Investor pursuant to the Series B Purchase Agreement, (ii) will at all times reserve and keep available, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock for the full conversion of the Additional Series B Shares that are being or will be issued to the Investor pursuant to the Additional Series B SPA, (iii) if there are insufficient authorized and unreserved shares of Common Stock available for the Secondary Financing, prior to the closing of the Secondary Financing the Company will take all action necessary to increase the Company’s authorized shares of Common Stock so that the Company will have authorized and shall thereafter reserve and keep available, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to be issued to Investor in the Secondary Financing, and (iv) if any shares of Series C Preferred Stock are issued to Investor, and there are insufficient authorized and unreserved shares of Common Stock available for the full conversion of such Series C Shares, then, as soon as practicable following the issuance of the Series C Shares, the Company will take all action necessary to increase the Company’s authorized shares of Common Stock in accordance with the provisions of Section 13.2 of the Series C Certificate of Determination.

Section 3. Right to Purchase Additional Company Equity Securities.

(a) Right of First Offer. In order to preserve, but not increase, the Investor’s Ownership Percentage, if the Company proposes to consummate a Company Equity Security Transaction, then, on the terms and conditions set forth hereinafter in this Section 3, and subject to the exceptions for Exempt Share Transactions that are set forth in Section 3(e) below, the Company will offer to sell to the Investor, for the same purchase price that is to be paid for the shares of Company Equity Security being sold in such Company Equity Security Transaction (with non-cash consideration valued at its fair market value), a number of shares of such Company Equity Security (the “First Offer Shares”) that are sufficient to enable the Investor to maintain its Ownership Percentage immediately after giving effect to the sale of the actual number of Company Equity Securities that are to be sold in the Company Equity Security Transaction and the number of Company Equity Securities that are to be purchased by the Investor pursuant to this Section 3(a) as a result of such Company Equity Security Transaction. Notwithstanding the foregoing, however, if and to the extent that any such purchase of First Offer Shares by or for the account of the Investor would require the approval of any Governmental Entity, then the Investor shall be offered such lesser number of those First Offer Shares as is necessary to avoid a violation of Applicable Law or any applicable government regulation and, provided that such approvals are obtained within the succeeding sixty (60) days, then the Investor shall be offered the right to purchase the remainder of such First Offer Shares which the Investor was entitled to purchase hereunder as a result of the consummation of such Company Equity Security Transaction.

(b) Exercise of Right of First Offer. The Company shall give written notice (an “Issuance Notice”) of any proposed Company Equity Security Transaction (as described in Section 3(a) above) to the Investor not less than twenty (20) calendar days prior to the expected consummation date of such Company Equity Security Transaction; provided that no Issuance Notice need be given in respect of any Exempt Share Transaction (as hereinafter defined). Such Issuance Notice shall set forth (i) the number of Company Equity Securities that are proposed to be sold by the Company in such Company Equity Security Transaction, (ii) the price at which and the other material terms and conditions on which such Company Equity Securities are proposed to be sold in such Company Equity Security Transaction and (ii) the number of First Offer Shares that the Investor will be entitled to purchase pursuant to Section 3(a), assuming the actual sale of all of the Company Equity Securities proposed to be sold in such Company Equity Security Transaction. At any time during the 20 calendar day period following the receipt of such an Issuance Notice (the “Acceptance Period”), the Investor shall have the right to elect to purchase all or a portion of the number of First Offer Shares which the Investor is entitled to purchase by reason of such Company Equity Security Transaction, at the price specified in the Issuance Notice, by delivering to the Company, prior to the end of such 20 calendar day Acceptance Period, a written notice specifying the number of First Offer Shares which the Investor is electing to purchase (an “Acceptance Notice”). Subject to the proviso set forth hereinafter in this Section 3(b) and the provisions of Section 3(c) below, any purchase of First Offer Shares by the Investor pursuant to this Section 3 shall be consummated concurrently with the consummation of the sale of shares in the Company Equity Security Transaction described in the Issuance Notice, at which time the Investor shall be obligated to pay the purchase price, as set forth in the Issuance Notice, of the First Offer Shares which the Investor has elected to purchase; provided, however, that, if governmental or regulatory approvals are required to be obtained by the Investor to permit it to purchase any of such First Offer Shares, and such approvals are obtained within sixty (60) days after the date of the Investor’s Acceptance Notice, then, a second closing shall be held on the fifth (5th) business day following the receipt of such approvals at which closing the remaining First Offer Shares will be purchased and paid for by the Investor.

(c) Change in Number of Shares Sold in a Company Equity Security Transaction. Notwithstanding anything to the contrary that may be contained elsewhere in this Section 3, in the event that the total number of shares of Company Equity Security that are actually sold in any Company Equity Security Transaction with respect to which the Investor has exercised its Right of First Offer pursuant to Sections 3(a) and 3(b) above, is less than the number of Company Equity Securities set forth in the Issuance Notice, then, the number of First Offer Shares which the Investor may purchase pursuant to this Section 3 by reason of such Company Equity Security Transaction shall be proportionately reduced, as it is the purpose of this Section 3 to enable the Investor to preserve, but not increase, its Ownership Percentage. On the other hand, if the total number of Common Shares that are actually sold in any Company Equity Security Transaction with respect to which the Investor has exercised its Right of First Offer, in full, pursuant to Sections 3(a) and 3(b) above, exceeds the number of Common Shares being proposed to be sold in a Company Equity Security Transaction, then, the number of First Offer Shares that the Investor shall be entitled to purchase shall be proportionately increased for the increase in Company Equity Security Shares that are sold in such Company Equity Security Transaction (such increase in the number of First Offer Shares the “Additional First Offer Shares”). In the event of any such increase, the Company shall provide written notice (an “Additional First Offer Share Notice”) of the increase to the Investor who had purchased all of the First Offer Shares set forth in the Issuance Notice sent to the Investor and the Investor shall have (i) ten (10) days thereafter to elect, by written notice to the Company, to purchase some or all of such Additional First Offer Shares and (ii) five business days thereafter to consummate the purchase of the Additional First Offer Shares it has elected to purchase.

(d) Right to Sell First Offer Shares to Third Parties. If the Investor fails to exercise in full its right to purchase First Offer Shares pursuant to Section 3(a) above within the 20-day Acceptance Period, the Company shall be free, for a period that will end on the later of (i) one hundred eighty (180) calendar days thereafter, or (ii) the offering termination date (if any) specified in any offering materials prepared by the Company in connection with such Company Equity Security Transaction, to offer and sell those of the First Offer Shares which the Investor failed to purchase hereunder on terms that are not materially less favorable to the Company than those set forth in the Issuance Notice (except that the number of Company Equity Securities to be sold by the Company in such Company Equity Security Transaction may be increased by the number of First Offer Shares that the Investor failed to purchase).

(e) Exempt Share Transactions. The foregoing notwithstanding, the Investor’s rights under Section 3(a) shall not apply to any sales of Company Equity Securities in any of the following transactions or offerings (each, an “Exempt Share Transaction” and, collectively, “Exempt Share Transactions”):

(i) shares of Common Stock issued on conversion of the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock, in accordance with the respective terms thereof;

(ii) shares of Common Stock issued as a dividend or distribution on Series A Preferred Stock, on Series B Preferred Stock or Series C Preferred Stock, in accordance with the respective terms thereof;

(iii) shares of Common Stock issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock which does not result in a change in the Investor’s Ownership Percentage;

(iv) shares of Common Stock issued or issuable pursuant to the exercise, exchange or conversion of any Common Stock Equivalents, provided that the exercise prices or conversion prices of such Common Stock Equivalents are not decreased and the number of Company Equity Securities issuable upon exercise or conversion of such Common Stock Equivalents are not increased other than in accordance with the terms of such Common Stock Equivalents; provided further, that in the case of compensatory Common Stock Equivalents granted or issued to directors, officers, employees or consultants to the Company, the exercise or conversion price of such Common Stock Equivalents was equal to or greater than the closing price of the Common Stock on the date of grant or issuance of such Common Stock Equivalents;

(v) shares of Common Stock purchased in a common stock rights offering by the Company to the holders of the Company’s outstanding Common Stock in which the Investor is entitled to participate (either directly or as holders of Series B Shares), and the rights to purchase such shares of Common Stock to be distributed to the Company shareholders in such rights offering;

(vi) the adoption of or the grant or exercise of rights under a Shareholder Rights Plan (commonly known as a “poison pill”) or the issuance of any shares of Common Stock or other securities thereunder at an exercise price for the rights equal to or above the fair market value of the Common Stock at the time of such issuance;

(vii) shares of Common Stock issued or that may become issuable pursuant to (A) the acquisition of another Person by the Company, or any subsidiary thereof, whether by merger or other statutory reorganization, or (B) a purchase by the Company of all or substantially all of the assets of another Person, (C) the acquisition of shares or other voting securities of another Person, and (D) a joint venture or partnership agreement, provided that in each case the issuance of Common Stock has been or is approved by the Company’s Board of Directors and provided further that any Company Equity Securities issued or issuable in connection with any transaction contemplated by this clause (vii) that is either (1) attributable to capital raising for the Company or its subsidiaries (other than nominal amounts of capital) or (2) to raise capital for the Company or its subsidiaries, directly or indirectly, in order to fund any transaction contemplated by this clause (vii), including, without limitation, securities issued in one or more related transactions or that result in similar economic consequences, shall not be deemed to be an Exempt Share Transaction;

(viii) Additional Series B Shares, or Common Stock purchase warrants issued pursuant to the Secondary Financing;

(ix) shares of Common Stock issued pursuant to the Secondary Financing; and

(x) any other public offering by the Company of shares of Common Stock or Common Stock Equivalents registered under the Securities Act.

(f) Termination of First Offer Rights. Notwithstanding anything to the contrary that may be contained in this Section 3 or elsewhere in this Agreement, the rights of the Investor under this Section 3 shall terminate on the Rights Termination Date.

Section 4. Right to Purchase Securities of the Bank or any Bank Entity.

(a) Right of First Offer. If the Company or any Bank Entity proposes to consummate a Bank Entity Equity Security Transaction, then, on the terms and conditions set forth hereinafter in this Section 4, and subject to the exceptions for Bank Entity Exempt Share Transactions that are set forth in Section 4(e) below, the Bank Entity will offer to sell to the Investor, for the same purchase price that is to be paid for the shares of the or Bank Entity Equity Security being sold in such Bank Entity Equity Security Transaction (with non-cash consideration valued at its fair market value), a number of shares of or Bank Entity Equity Security (the “Bank Entity First Offer Shares”) as follows: the percentage of the shares of Bank Entity Equity Security offered to the Investor in the Bank Entity Equity Security Transaction shall equal the Ownership Percentage of the Investor immediately prior to the Bank Entity Issuance Notice Date (defined below). Notwithstanding the foregoing, however, if and to the extent that any such purchase of Bank Entity First Offer Shares by or for the account of the Investor would require the approval of any Governmental Entity, then the Investor shall be offered such lesser number of those Bank Entity First Offer Shares as is necessary to avoid a violation of Applicable Law or any applicable government regulation and, provided that such approvals are obtained within the succeeding sixty (60) days, then the Investor shall be offered the right to purchase the remainder of such Bank Entity First Offer Shares which the Investor was entitled to purchase hereunder as a result of the consummation of such Bank Entity Equity Security Transaction.

(b) Exercise of Right of First Offer. The Bank Entity shall give written notice (a “Bank Entity Issuance Notice”) of any proposed Bank Entity Equity Security Transaction (as described in Section 4(a) above) to the Investor not less than twenty (20) calendar days prior (the “Bank Entity Issuance Notice Date”) to the expected consummation date of such Bank Entity Equity Security Transaction; provided that no Bank Entity Issuance Notice need be given in respect of any Bank Entity Exempt Share Transaction (as hereinafter defined). Such Bank Entity Issuance Notice shall set forth (i) the number of Bank Entity Equity Securities that are proposed to be sold by the Bank Entity in such Bank Entity Equity Security Transaction, (ii) the price at which and the other material terms and conditions on which such Bank Entity Equity Securities are proposed to be sold in such Bank Entity Equity Security Transaction and (ii) the number of Bank Entity First Offer Shares that the Investor will be entitled to purchase pursuant to Section 4(a), assuming the actual sale of all of the Bank Entity Equity Securities proposed to be sold in such Bank Entity Equity Security Transaction. At any time during the 20 calendar day period following the receipt of such a Bank Entity Issuance Notice (the “Bank Entity Acceptance Period”), the Investor shall have the right to elect to purchase all or a portion of the number of Bank Entity First Offer Shares which the Investor is entitled to purchase by reason of such Bank Entity Equity Security Transaction, at the price specified in the Bank Entity Issuance Notice, by delivering to the Bank, prior to the end of such 20 calendar day Acceptance Period, a written notice specifying the number of Bank Entity First Offer Shares which the Investor is electing to purchase (a “Bank Entity Acceptance Notice”). Subject to the proviso set forth hereinafter in this Section 4(b) and the provisions of Section 4(c) below, any purchase of Bank Entity First Offer Shares by the Investor pursuant to this Section 4 shall be consummated concurrently with the consummation of the sale of shares in the Bank Entity Equity Security Transaction described in the Bank Entity Issuance Notice, at which time the Investor shall be obligated to pay the purchase price, as set forth in the Bank Entity Issuance Notice, of the Bank Entity First Offer Shares which the Investor has elected to purchase; provided, however, that, if governmental or regulatory approvals are required to be obtained by the Investor to permit it to purchase any of such Bank Entity First Offer Shares, and such approvals are obtained within sixty (60) days after the date of the Investor’s Bank Entity Acceptance Notice, then, a second closing shall be held on the fifth (5th) business day following the receipt of such approvals at which closing the remaining Bank Entity First Offer Shares will be purchased and paid for by the Investor.

(c) Change in Number of Shares Sold in a Bank Entity Equity Security Transaction. Notwithstanding anything to the contrary that may be contained elsewhere in this Section 4, in the event that the total number of shares of Bank Entity Equity Securities that are actually sold in any Bank Entity Equity Security Transaction with respect to which the Investor has exercised its Bank Entity Right of First Offer pursuant to Sections 4(a) and 4(b) above, is less than the number of Bank Entity Equity Securities set forth in the Bank Entity Issuance Notice, then, the number of Bank Entity First Offer Shares which the Investor may purchase pursuant to this Section 4 by reason of such Bank Entity Equity Security Transaction shall be proportionately reduced, so that the percentage of Bank Entity Equity Securities purchased by the Investor in the Bank Entity Equity Security Transaction shall equal the Investor’s Ownership Percentage on the Bank Entity Issuance Notice Date. On the other hand, if the total number of Bank Entity Equity Securities that are actually sold in any Bank Entity Equity Security Transaction with respect to which the Investor has exercised its Bank Entity Right of First Offer, in full, pursuant to Sections 4(a) and 4(b) above, exceeds the number of Bank Entity Equity Securities being proposed to be sold in a Bank Entity Equity Security Transaction, then, the number of Bank Entity First Offer Shares that the Investor shall be entitled to purchase shall be proportionately increased for the increase in the shares of Bank Entity Equity Securities that are sold in such Bank Entity Equity Security Transaction (such increase in the number of Bank Entity First Offer Shares the “Additional Bank Entity First Offer Shares”). In the event of any such increase, the Bank shall provide written notice (an “Additional Bank Entity First Offer Share Notice”) of the increase to the Investor if the Investor had purchased all of the Bank Entity First Offer Shares set forth in the Bank Entity Issuance Notice sent to the Investor and the Investor shall have (i) ten (10) days thereafter to elect, by written notice to the Bank, to purchase some or all of such additional Bank Entity First Offer Shares and (ii) five business days thereafter to consummate the purchase of the Additional Bank Entity First Offer Shares it has elected to purchase.

(d) Right to Sell Bank Entity First Offer Shares to Third Parties. If the Investor fails to exercise in full its right to purchase Bank Entity First Offer Shares pursuant to Section 4(a) above within the 20-day Acceptance Period, the Bank Entity shall be free, for a period that will end on the later of (i) one hundred eighty (180) calendar days thereafter, or (ii) the offering termination date (if any) specified in any offering materials prepared by the Bank Entity in connection with such Bank Entity Equity Security Transaction, to offer and sell those of the Bank Entity First Offer Shares which the Investor failed to purchase hereunder on terms that are not materially less favorable to the Bank Entity than those set forth in the Bank Entity Issuance Notice (except that the number of Bank Entity Equity Securities to be sold by the Bank Entity in such Bank Entity Equity Security Transaction may be increased by the number of Bank Entity First Offer Shares that the Investor failed to purchase).

(e) Exempt Share Transactions. The foregoing notwithstanding, the Investors’ rights under Section 4(a) shall not apply to any sales of Bank Entity Equity Securities in any of the following transactions or offerings (each, a “Bank Entity Exempt Share Transaction” and, collectively, “Bank Entity Exempt Share Transactions”):

(i) shares of Bank Entity common stock issued by reason of a dividend, stock split, split-up or other distribution on shares of Bank Entity common stock which does not result in a change in the ownership percentage of the underlying security holders;

(ii) shares of Bank Entity common stock issued or issuable pursuant to the exercise, exchange or conversion of any Bank Entity Common Stock Equivalents, provided that the exercise prices or conversion prices of such Bank Entity Common Stock Equivalents are not decreased and the number of Bank Entity Equity Securities issuable upon exercise or conversion of such Bank Entity Common Stock Equivalents are not increased other than in accordance with the terms of such Bank Entity Common Stock Equivalents; provided further, that in the case of compensatory Bank Entity Common Stock Equivalents granted or issued to directors, officers, employees or consultants to the Bank Entity the exercise or conversion price of such Bank Entity Common Stock Equivalents was equal to or greater than the fair market value of the common stock of the Bank Entity on the date of grant or issuance of such Bank Entity Common Stock Equivalents;

(iii) shares of Bank Entity common stock issued or that may become issuable pursuant to (A) the acquisition of another Person by the Bank Entity, or any subsidiary thereof, whether by merger or other statutory reorganization, or (B) a purchase by the Bank Entity of all or substantially all of the assets of another Person, (C) the acquisition of shares or other voting securities of another Person, and (D) a joint venture or partnership agreement, provided that in each case the issuance of Bank Entity common stock has been or is approved by the Bank Entity’s Board of Directors, and provided further that any Bank Entity Equity Securities issued or issuable in connection with any transaction contemplated by this clause (iii) that is either (1) attributable to capital raising for the Bank Entity or its subsidiaries (other than nominal amounts of capital) or (2) to raise capital for the Bank Entity or its subsidiaries, directly or indirectly, in order to fund any transaction contemplated by this clause (iii), including, without limitation, securities issued in one or more related transactions or that result in similar economic consequences, shall not be deemed to be a Bank Entity Exempt Share Transaction;

(f) Termination of Bank Entity First Offer Rights. Notwithstanding anything to the contrary that may be contained in this Section 4 or elsewhere in this Agreement, the rights of the Investor under this Section 4 shall terminate on the Rights Termination Date.

Section 5. Board Representation.

(a) On the Closing Date of the Secondary Financing, the Company will appoint three (3) individuals, designated in writing by the Carpenter Funds, each of whom meets the qualifications to be a Carpenter Nominee and one whom meets the qualifications to be a Carpenter Independent Director Nominee, to become and serve as members of the respective Boards of Directors of the Company and each Bank Entity effective on the date as of which all approvals or clearances required to be received from the FRB or the DFI for appointments to the Board of Directors have been received until the Company’s next annual shareholders meeting and until a successor director to each such Carpenter Nominee is elected and qualified; provided, however, that notwithstanding the foregoing, if 100% of the Purchased Shares are not Beneficially Owned by the Investor at the closing of the Secondary Financing, then the number of individuals the Carpenter Funds shall be entitled to nominate to the respective Boards of Directors of the Company and each Bank Entity shall be determined pursuant to subparagraphs (i), (ii), (iii) and (iv) below. Effective upon the their appointment to the Boards of Directors, the three (3) Carpenter Nominees referred to in this Section 5(a) will be eligible (but not required) to serve as a member of the respective committees of the Boards of Directors of the Company and each Bank Entity as determined by the Boards of Directors of the Company and each Bank Entity, provided that, each respective Carpenter Nominee satisfies requirements in applicable law, rule or regulation with regard to service on such committee. Effective upon the closing of the Secondary Financing, the Carpenter Independent

Director Nominee, if he or she meets the requirements of Rule 10A 3 under the Exchange Act, will be eligible to serve as a member of the respective Audit Committee of the Board of Directors of the Company as determined by the Board of Directors of the Company. The respective Boards of Directors of the Company and each Bank Entity shall nominate such Carpenter Nominees and the Carpenter Independent Director Nominee, or any person designated by the Carpenter Funds to serve in any Nominee’s place that meets the qualifications to be a Carpenter Independent Director Nominee or Carpenter Nominee, for election to the respective Boards of Directors of the Company and each Bank Entity for an additional one year term at each meeting of their respective shareholders at which directors are elected, until such time as the Carpenter Funds Beneficially Owns a lesser percentage of Purchased Shares as follows (the “Purchased Shares Percentages”):

(i) Subject in all cases to the limitations set forth in subparagraph (iv) below, if the Carpenter Funds Beneficially Own (calculated without duplication) at least 78% of its Purchased Shares measured assuming that the Purchased Shares have been converted into shares of Company Common Stock, the Carpenter Funds may designate three (3) Carpenter Nominees, one (1) of whom meets the qualifications to be a Carpenter Independent Director Nominee to become and serve as a member of the respective Boards of Directors of the Company and each Bank Entity;

(ii) Subject in all cases to the limitations set forth in subparagraph (iv) below, if the Carpenter Funds Beneficially Own (calculated without duplication) at least 50% but less than 78% of its Purchased Shares measured assuming that the Purchased Shares have been converted into shares of Company Common Stock, the Carpenter Funds may designate two (2) Carpenter Nominees, one (1) of whom meets the qualifications to be a Carpenter Independent Director Nominee to become and serve as members of the respective Boards of Directors of the Company and each Bank Entity;

(iii) Subject in all cases to the limitations set forth in subparagraph (iv) below, if Carpenter Funds Beneficially Own (calculated without duplication) at least 25% but less than 50% of its Purchased Shares measured assuming that the Purchased Shares have been converted into shares of Company Common Stock, the Carpenter Funds may designate one (1) Carpenter Nominee to become and serve as a member of the respective Boards of Directors of the Company and each Bank Entity; and

(iv) Notwithstanding anything to the contrary in this Section 5(a), in no event shall the Carpenter Funds be entitled to designate a number of individuals to the respective Boards of Directors of the Company and each Bank Entity which exceeds the product of: (i) the Carpenter Funds’ Ownership Percentage, and (ii) as applicable, the total number of directors on the respective Board of Directors of the Company or each Bank Entity, provided that if such product is not a whole number, it would be rounded up to the next whole number.

(b) The Investor shall use its commercially reasonable best efforts as soon as reasonably practicable following the date hereof to identify to the Company the Carpenter Independent Director Nominees and have the Carpenter Independent Director Nominees complete, execute and submit the Company’s director questionnaire and provide any other information reasonably requested by the Company’s Board of Directors’ Nominating Committee so that the Nominating Committee can make a determination of whether the Carpenter Independent Director Nominees meets the NASDAQ independence standard. The Company shall reasonably cooperate with the Investor in connection with the preparation of such information and shall cause the Nominating Committee to timely review the information concerning the Carpenter Independent

Director Nominees and make the determination whether (a) if the Carpenter Nominees were presently being nominated to the Company Board of Directors that they would meet the NASDAQ independence definition and be deemed independent, and (b) the consummation of the Secondary Financing would not change their determination that the Carpenter Independent Director Nominees meet the applicable standard and would be deemed independent if they were presently being nominated to the Company Board of Directors.

(c) From and after the closing of the Secondary Financing and for so long as the aggregate Ownership Percentages of the Carpenter Funds and its Affiliates (calculated without duplication) is at least equal to the Purchased Shares Percentages set forth above, (i) the Company’s and each Bank Entity’s Boards of Directors will nominate the Carpenter Funds designee(s) (provided such person(s) meet(s) the qualifications to be a Carpenter Independent Director Nominee or a Carpenter Nominee, as applicable), for election, and shall recommend to the Company’s and each Bank Entity’s shareholders that they vote to elect such designee, to the Company’s Board of Directors and shall elect or appoint such designees to each Bank Entity’s Board of Directors for an additional one year term at each shareholders meeting at which directors are elected, to the extent consistent with the Board’s fiduciary duties and subject to satisfaction of all legal and governance requirements regarding service as a director and, if required, the reasonable approval of a board nominating committee (such approval not to be unreasonably withheld or delayed) and (ii) to the extent consistent with the fiduciary duties of the Company’s and each Bank Entity’s Boards of Directors, the Company and each Bank Entity shall each use its commercially reasonable efforts to have the Carpenter Funds designees elected as a director by the Company’s and each Bank Entity’s shareholders, including soliciting proxies and/or written consents for such Carpenter Funds designee to the same extent as it does for any of management’s other nominees for election to the Board of Directors.

(d) If a Carpenter Independent Director Nominee or a Carpenter Nominee ceases to serve as a director of the Company and/or Bank, as the case may be, for any reason, the Company shall cause the vacancy or vacancies created thereby to be filled by appointment of an individual designated in writing by Carpenter Funds, subject to the Company’s Board of Directors’ reasonable approval of the qualifications of such designated individual. If a Carpenter Independent Director Nominee or Carpenter Nominee is nominated by the Company for election to the Board of Directors of the Company or any Bank Entity, but fails to be elected, then subject to the proviso set forth in Section 5(d) below, the Company or the Bank Entity shall, as soon as practicable thereafter, increase the size of such Board of Directors and, following the procedures set forth above in this Section 5, appoint an individual designated in writing by Carpenter Funds who meets the qualification to be a Carpenter Independent Director Nominee or Carpenter Nominee (such individual to be different from the individual who was not elected) to the Board of Directors of the Company or such Bank Entity (as the case may be).

(e) If an increase in the size of the Board of Directors is required by Section 5(a) above, and a corresponding increase to maintain an odd number of directors is required, then the Company and/or the Bank Entity shall make such corresponding increase and the respective Board of Directors shall appoint an individual to fill the vacancy created thereby; provided, however, that no increase in the size of the Board of Directors of the Company or of any Bank Entity shall be required by Section 5(d) or this Section 5(e) if it would cause the size of the Company’s Board of Directors or any Bank Entity to exceed the maximum size permitted under the Company’s or such Bank Entity’s articles of incorporation or bylaws and, in such event, the Company and/or the Bank Entity, as the case may be, shall use its respective commercially reasonable efforts to amend its articles of incorporation or bylaws to increase the number of directorships necessary to appoint such Carpenter Independent Director Nominee or Carpenter Nominee or such additional director (as the case may be), including, without limitation, submitting a proposal to amend the articles of incorporation or bylaws to increase the maximum number of authorized directors to a vote of shareholders at the Company’s next annual meeting of shareholders.

(f) The Carpenter Nominees shall receive the same compensation, indemnification, insurance, advancement of expenses and other similar compensatory rights in connection with his or her role as a non-employee director as the other non-employee members of the Board of Directors, and the Carpenter Nominees shall be entitled to reimbursement for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors or any committee thereof, to the same extent as the other non-employee members of the Board of Directors. The Company shall notify the Carpenter Nominees(s) of all regular meetings and special meetings of the Board of Directors (and each written consent in lieu of a meeting) and of all regular and special meetings of any committee of the Board of Directors (and each written consent in lieu of a meeting) to the same extent as other directors are so notified. The Company and each Bank Entity shall provide the Carpenter Nominees with copies of all notices, minutes, consents, documents, information, presentations, data and other material that it provides to all other members of the Board of Directors concurrently as such materials are provided to the other members and shall provide other information as is reasonably requested.

(g) Effective upon the execution of this Investor Rights Agreement and continuing until the Carpenter Nominees have been duly appointed to the Boards of Directors of each of the Company and each Bank Entity, the Company and each Bank Entity covenant that their respective Boards of Directors shall not seek to fix the exact number of directors at any number other than nine (9).

(h) Effective upon the execution of this Investor Rights Agreement and continuing until the Carpenter Nominees have been duly appointed to the Board of Directors of the Company, the Company covenants that it will not, and its Board of Directors shall not, seek to have the Shareholders of the Company consider an amendment to the Bylaws of the Company that would have the effect of increasing the maximum size of the Board of Directors to any number greater than eleven (11).

(i) Effective on the date as of which all approvals or clearances required to be received from the FRB or the DFI for appointments of the Carpenter Nominees to the Board of Directors have been received, the Company will cause a sufficient number of its directors to resign from the respective Boards of Directors of the Company and each Bank Entity to accommodate its obligations arising under this Agreement and the Clinton Investor Rights Agreement. The Company and the Investor shall consult with each other regarding the respective resignations to ensure that the resulting board composition of the Company shall be appropriate and shall comply with the NASDAQ Marketplace Rules. From and after the closing of the Initial Series B Offering, any nominees by the Company to the Company’s and each Bank Entity’s Boards of Directors will meet the qualifications to be a Company Independent Director Nominee or a Company Nominee, as applicable.

Section 5A. CEO of the Bank. On the Closing Date of the Secondary Financing, the Company will appoint an individual, who is reasonably acceptable to the Carpenter Funds and satisfies all regulatory requirements to serve as chief executive officer of the Bank, to become and serve as Chief Executive Officer of the Bank effective on the date as of which all approvals or clearances required to be received from the FRB or the DFI for appointments of executive officers of the Bank have been received.

Section 6. Related Party Transactions. The approval of the independent directors of the Company shall be required for any proposed transaction, or a series of related transactions, involving more than one million dollars ($1,000,000), between the Company or the any Bank Entity and (i) any director or executive officer of the Company or any Bank Entity, (ii) any nominee for election as a director of the Company or any Bank Entity, (iii) any security holder who is known to the Company to own of record or beneficially more than 5% of any class of the Company’s voting securities, or (iv) any Affiliate of or member of the immediate family of any of the foregoing persons (each a “Related Party Transaction”); provided, that no independent director who is not disinterested with respect to the transaction shall be entitled to vote on the approval of the transaction provided further that if the value of a Related Party Transaction exceeds five million ($5,000,000), the Company or the Bank Entity must first obtain a Fairness Opinion. Notwithstanding the foregoing, however, the foregoing requirement shall not apply to (x) any loan or extension of credit or any other banking transaction in the ordinary course of the Bank Entity’s business which complies with applicable banking laws and regulations, or (y) any transactions entered into by the Company or the Bank Entity prior to the date hereof.

Section 7. Termination of this Agreement. This Agreement shall terminate on the Rights Termination Date.

Section 8. Notices. Any notice or other communication under or pertaining to this Agreement must be in writing and will be deemed given when it is delivered in person, sent by facsimile or email (with proof of receipt at the facsimile number or email address to which it is required to be sent), or on the business day after the day on which it is delivered, with charges prepaid, to a major nationwide delivery service for overnight delivery, or on the third (3rd)business day after the day on which it is mailed by first class mail (postage prepaid) from within the United States, to the following addresses (or such other address as may be specified after the date of this Agreement by the party to which the notice or communication is sent):***

If to the Company: Pacific Mercantile Bancorp 949 South Coast Drive, Suite 300 Costa Mesa, California 92626 Attn. Raymond E. Dellerba Tel: (714) 438-2500 Fax: (714) 438-1076	With a copy to: Stradling Yocca Carlson & Rauth 660 Newport Center Drive, Suite 1600 Newport Beach, CA 92660 Attn: Ben A. Frydman, Tel: (949) 725-4000 Fax: (949) 725-4100

If to the Investor: Carpenter Funds 5 Park Plaza, Suite 950 Irvine CA, 92614 Attention: John Flemming	With a copy to:

Any party may change its address for notice purposes by giving written notice of such new address, by one of the means set forth above in this Section 8, which change of address shall be effective on the tenth day following its deemed delivery as set forth above in this Section 8.

Section 9. Assignment. The provisions of Section 5 of this Agreement may not be assigned by the Investor without the prior written consent of the Company, which consent may be withheld by the Company in its sole discretion, and any purported assignment shall be null and void in the absence of such consent. The rights under Sections 3 and 4 of this Agreement may be assigned (but only with all related obligations) by the Investor to a transferee of Purchased Shares that, together with its Affiliates, acquires more than 50% of Investor’s Purchased Shares measured assuming that the Purchased Shares have been converted into shares of Company Common Stock; provided that (a) prior to such transfer, the Company is furnished with written notice stating the name and address of such transferee and identifying the securities with respect to which such rights are being transferred, and (b) such transferee agrees in writing to be bound by and subject to the terms and conditions of this Agreement. Subject to the foregoing restriction on assignment, this Agreement will be binding upon, and will inure to the benefit of and be enforceable by, the parties hereto and their respective successors and permitted assigns.

Section 10. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior written and prior or contemporaneous oral agreements and understandings between the parties with respect to the subject matter of this Agreement.

Section 11. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California, without regard to conflicts of laws principles.

Section 12. Severability. If any provision of this Agreement or the application thereof to any person or circumstances is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and will in no way be affected, impaired or invalidated thereby.

Section 13. Waiver. Any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive compliance by the other party with any of such other party’s obligations or covenants contained herein; provided, however, that any such extension or waiver shall be valid only if set forth in an instrument in writing signed by each of the parties to be bound thereby, but no such extension or waiver and no failure to insist on strict compliance by another party hereto with an obligation or covenant hereunder shall operate as a waiver of, or estoppel with respect to, any subsequent failure to comply with the same obligation or covenant or any failure to comply therewith by the party whose performance was waived.

Section 14. Other Investor Rights Agreements; Amendment.

(a) Other Investor Rights Agreements. The Company is entering into an Investor Rights Agreement with SBAV (the “SBAV Investor Rights Agreement”) which grants SBAV certain rights similar to the rights in this Agreement. Investor acknowledges and agrees that the Company may from time to time with the agreement of SBAV, amend any provision of the SBAV Investor Rights Agreement without the approval of Investor to (a) cure any ambiguity therein, (b) correct or supplement any provision contained therein that may be defective or inconsistent with any other provisions therein, or (c) shorten or lengthen any time period thereunder. The Company hereby agrees and acknowledges that except as set forth above, it will not agree to amend, alter or supplement the SBAV Investor Rights Agreement without the written consent of the Investor.

(b) Investor and the Company may from time to time amend any provision of this Agreement to (a) cure any ambiguity herein, (b) correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or (c) shorten any time period hereunder. The Company and Investor hereby agree and acknowledge that except as set forth above, they will not amend, alter or supplement this Agreement or make, directly or indirectly, any other agreement, whether written or oral, with SBAV or give any other rights or benefits to SBAV, relating to the terms or conditions of the transactions contemplated by the Series B Purchase Agreement, the Additional Series B SPA and the Common Stock Purchase Agreement, on terms more favorable, in form or substance, than those offered in this Agreement without the written consent of SBAV. The Company also hereby acknowledges that it has not entered into any agreement, whether written or oral (other than the SBAV Investor Rights Agreement, the Series B Purchase Agreement, the Additional Series B SPA, the Registration Rights Agreement and the SBAV fee reimbursement letter) regarding the rights or benefits of SBAV, relating to the terms or conditions of the transactions contemplated by the Series B Purchase Agreement, the Additional Series B SPA and the Common Stock Purchase Agreement.

Section 15. Miscellaneous.

(a) Construction. For purposes of this Agreement:

(i) the word “or” will not be exclusive;

(ii) inclusion of items in a list will not be deemed to exclude other terms of similar import;

(iii) all parties will be considered to have drafted this Agreement together, with the benefit of counsel, and no provision will be strictly construed against any Person by reason of having drafted such provision;

(iv) the word “include” and its correlatives means including without limitation;

(v) terms that imply gender will include all genders;

(vi) defined terms will have their meanings in the plural and singular case;

(vii) the terms “hereof”, “herein”, “hereunder”, “hereto”, “hereafter” and “hereinafter” and any similar terms shall refer to this Agreement as a whole and not to the particular section, paragraph or clause where any such term appears unless the context clearly indicates otherwise;

(viii) unless otherwise expressly indicated, references to Sections and Exhibits in this Agreement are to the Sections of and Exhibits to this Agreement;

(ix) the Recitals to this Agreement are an integral part of this Agreement and shall be given full effect in connection with the interpretation and construction of this Agreement.

(x) the use of “will” as an auxiliary will not be deemed to be a mere prediction of future occurrences; and

(xi) the headings in this Agreement are for convenience of reference only and will not limit or otherwise affect the interpretation or application of any of the terms or provisions of this Agreement.

(b) Counterparts. This Agreement may be executed in any number of separate counterparts, each of which executed counterparts, and any photocopies, facsimile copies or pdf copies of which, will be deemed to be an original, but all of which, when taken together, will constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed, where applicable by their duly authorized representatives, as of the date first above written.

PACIFIC MERCANTILE BANCORP

By:	/s/ Raymond E. Dellerba
Name:	Raymond E. Dellerba
Title:	President & CEO

CARPENTER COMMUNITY BANCFUND, L.P.; and CARPENTER COMMUNITY BANCFUND-A, L.P.

By:	CARPENTER FUND MANAGER GP, LLC, their General Partner

By:	/s/ Edward J. Carpenter
Name:	Edward J. Carpenter
Its:	Managing Member

[Signature Page to Carpenter Investor Rights Agreement]

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